Exhibit 4.10

FORM OF

SUPPLEMENTAL INDENTURE NO. __

FROM

OKLAHOMA GAS AND ELECTRIC

COMPANY

TO

UMB BANK, N.A.

TRUSTEE

______________

DATED AS OF [__________]

___________________________

SUPPLEMENTAL TO INDENTURE

DATED AS OF OCTOBER  1, 1995

TABLE OF CONTENTS

Page

Parties
Recitals

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

Section 1.01	Integral Part of Indenture
Section 1.02	(a) Definitions
(b) References to Articles and Sections
(c) Terms Referring to this Supplemental Indenture

ARTICLE TWO

[____]% SENIOR NOTES, SERIES DUE [__________]

Section 2.01	Designation and Principal Amount
Section 2.02	Stated Maturity Date
Section 2.03	Interest Payment Dates
Section 2.04	Office for Payment
Section 2.05	Redemption Provisions
Section 2.06	Option to Elect Repayment
Section 2.07	Authorized Denominations
Section 2.08	Occurrence of Release Date
Section 2.09	Form of [____]% Senior Notes, Series due [_________]

ARTICLE THREE

MISCELLANEOUS

Section 3.01	Recitals of fact, except as stated, are statements of the Company
Section 3.02	Supplemental Indenture to be construed as a part of the Indenture
Section 3.03	(a) Trust Indenture Act to control
(b) Severability of provisions contained in Supplemental
Indenture and Notes
Section 3.04	References to either party in Supplemental Indenture include successors or assigns
Section 3.05	(a) Provision for execution in counterparts
(b) Table of Contents and descriptive headings of
Articles not to affect meaning

Exhibit A – Form of [____]% Senior Notes, Series due [__________]

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SUPPLEMENTAL INDENTURE No. __, made as of the [_____] day of [__________] by and between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oklahoma (the “Company”), and UMB BANK, N.A., a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”):

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of October 1, 1995; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 1 dated as of October 16, 1995, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “7.30% Senior Notes, Series due October 15, 2025” and “6.250% Senior Notes, Series due October 15, 2000”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 2 dated as of July 1, 1997, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “6.65% Senior Notes, Series due October 15, 2027” and “6.50% Senior Notes, Series due July 15, 2017”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 3 dated as of April 1, 1998, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6½% Senior Notes, Series due April 15, 2028”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 4 dated as of October 15, 2000, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “7.125% Senior Notes, Series due October 15, 2005”; and

WHEREAS, the Company, the Trustee and The Bank of New York (the “Prior Trustee”) have heretofore executed and delivered Supplemental Indenture No. 5 dated as of October 24, 2001, providing for the resignation of the Prior Trustee and the acceptance, by the Trustee, of its appointment as trustee and the assumption of all duties and responsibilities of the trustee under the Indenture; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 6 dated as of August 1, 2004, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.50% Senior Notes, Series due August 1, 2034”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 7 dated as of January 1, 2006, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “5.15% Senior Notes, Series due January 15, 2016” and “5.75% Senior Notes, Series due January 15, 2036”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 8 dated as of January 15, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.45% Senior Notes, Series due February 1, 2038”; and

WHEREAS, Section 2.05 of the Indenture provides that Notes shall be issued in series and that a Company Order shall specify the terms of each series; and

WHEREAS, Boatmen’s First National Bank of Oklahoma was formerly the Trustee under the Indenture and NationsBank, N.A. succeeded Boatmen’s First National Bank of Oklahoma as Trustee pursuant to Section 9.13 of the Indenture, The Bank of New York subsequently succeeded Boatmen’s First National Bank of Oklahoma as Trustee pursuant to Section 9.13 of the Indenture and UMB Bank, N.A., has subsequently succeeded The Bank of New York as Trustee pursuant to Section 9.11 of the Indenture; and

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Notes designated “[_____]% Senior Notes, Series due [__________]” (hereinafter sometimes referred to as the “Senior Notes due [_____]”); and

WHEREAS, Section 13.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Notes or establishing or reflecting any terms of any Note and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No. __ (herein, “this Supplemental Indenture”) have been duly authorized by a resolution adopted by the Board of Directors of the Company;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Senior Notes due [_____] are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Senior Notes due [_____] by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes due [_____], as follows:

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ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

Section 1.01	This Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.02	For all purposes of this Supplemental Indenture:

(a)       Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)       All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)       The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO

[____]% SENIOR NOTES, SERIES DUE [__________]

Section 2.01    There shall be a series of Notes designated the “[____]% Senior Notes, Series due [__________]” (the “Senior Notes due [____]”). The Senior Notes due [____] shall be limited to $[__________] aggregate principal amount.

Section 2.02    Except as otherwise provided in Section 2.05 hereof, the principal amount of the Senior Notes due [____] shall be payable on the stated maturity date of [__________].

Section 2.03    The Senior Notes due [____] shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of [____]% per annum, payable semiannually on [________] and [________] of each year, commencing [________]. The Regular Record Dates with respect to such [________] and [________] interest payment dates shall be [________] and [________], respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.

Section 2.04    The Senior Notes due [____] shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

Section 2.05    [The Senior Notes due _____ shall not be redeemable prior to _____. On or after _____,] [the Company, at its option, may redeem on any date all or, from time to time, any part of the Senior Notes due [____], upon notice as provided in the Indenture, at a redemption price equal [Insert Redemption Terms, if applicable.]]

The Senior Notes due [____] shall not be subject to any sinking fund.

Section 2.06    [The Senior Notes due          will be repayable on                   , at the option of the holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to                   .  In order for a Senior Note due          to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and

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including                  to and including the close of business on                  (or if                    is not a Business Day, the next succeeding Business Day): (i) a Senior Note due            with the form entitled “Option to Elect Repayment” on the Senior Note due                      duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a participant of the Depository Trust Company in the United States of America setting forth the name of the Holder of the Senior Note due         , the principal amount of the Senior Note due         , the principal amount of the Senior Note due          to be repaid, and a statement that the option to elect repayment is being exercised thereby and that the participant shall deliver such form entitled “Option to Elect Repayment” on the Senior Note due          duly completed to the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received at the Trustee’s office, by such fifth Business Day.  Effective exercise of the repayment option by the holder of any Senior Note due          shall be irrevocable. No transfer or exchange of any Senior Note due          (or, in the event that any Senior Note due          is to be repaid in part, such portion of the Senior Note due          to be repaid) will be permitted after exercise of the repayment option.  The repayment option may be exercised by the Holder of a Senior Note due          for less than the entire principal amount of the Senior Note due         , provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Senior Note due          and is equal to $1,000 or any integral multiple thereof.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Senior Note due          for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.  Upon timely delivery of a Senior Note due          to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Senior Note due          (or portion thereof indicated on the “Option to Elect Repayment”) shall become due and payable on                 , at a price equal to         % of the principal amount to be repaid plus accrued and unpaid interest to       .]

Section 2.07    The Senior Notes due [____] shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

Section 2.08    The Release Date (as defined in the Indenture) occurred on April 6, 1998. Accordingly, the Senior Notes due [____] shall be issued as unsecured general obligations of the Company. The Senior Notes due [____], and all other Notes issued or to be issued under the Indenture, will not be secured by First Mortgage Bonds of the Company and will not be entitled to the lien of or the benefits provided by the First Mortgage, which has been extinguished.

Section 2.09    The Senior Notes due [____] shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE

MISCELLANEOUS

Section 3.01    The recitals of fact herein and in the Senior Notes due [____] (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

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Section 3.02    This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.03

(a)       If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)       In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 3.04    Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.05

(a)       This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)       The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

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IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and UMB BANK, N.A., as Trustee, has caused this Supplemental Indenture to be signed by its President or Vice President, and attested by a Secretary or an Assistant Secretary, all as of the date first above written.

OKLAHOMA GAS AND ELECTRIC COMPANY

By:

Senior Vice President and Chief Financial Officer

ATTEST:

By:

Secretary

UMB BANK, N.A., as Trustee

By:

[Name]

[Title]

ATTEST:

By:

[Name]

[Title]

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EXHIBIT A

Form of [____]% Senior Note, Series [___]

due [__________]

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OKLAHOMA GAS AND ELECTRIC COMPANY

[____]% SENIOR NOTE, SERIES DUE [__________]

CUSIP/ISIN:	NUMBER: R-1
ORIGINAL ISSUE DATE(S):	PRINCIPAL AMOUNT(S)
[__________]	$[__________]
INTEREST RATE: [____]%	MATURITY DATE: [__________]

OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation of the State of Oklahoma (the “Company”), for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of

[____________________] DOLLARS

on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [__________] and [__________] in each year, commencing on [__________], at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the [__________]or the [__________], as the case may be, next preceding such Interest Payment Date, provided that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption, repayment or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment of interest is due on this Global Note (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption, repayment or acceleration, of any part of the principal and applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary.

This Global Note is a global security in respect of a duly authorized issue of [____]% Senior Notes, Series due [__________] (the “Notes of this Series,” which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of October 1, 1995 between the Company and UMB Bank, N.A., as successor trustee (the “Trustee,” which term includes any subsequent successor Trustee under the Indenture) to Boatmen’s First National Bank of Oklahoma, and indentures supplemental thereto (collectively, the “Indenture”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $[__________].

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note or Global Note, as the case may be.

[The Senior Notes due _____ shall not be redeemable prior to _____. On or after _____,] [the Company, at its option, may redeem on any date all or, from time to time, any part of the Senior Notes, upon notice as provided in the Indenture, at a redemption price equal to [Insert redemption terms].

Notice of redemption will be given by mail or by electronic communication (including e-mail) to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Note in part only, a new Global Note or Notes of like tenor and series for the unredeemed interest hereof will be issued in the name of the Noteholder hereof upon the surrender hereof.]

[The Notes of this Series will be repayable on                 , at the option of the Holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to                   . In order for this Global Note to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including                         to and including the close of business on                        (or if                      is not a Business Day, the next succeeding Business Day): (i) this Global Note with the form entitled “Option to Elect Repayment” on this Global Note duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a participant of the Depository Trust Company in the United States of America setting forth the name of the Holder of this Global Note, the principal amount of this Global Note, the principal amount of this Global Note to be repaid, and a statement that the option to elect repayment is being exercised thereby and that the participant shall deliver such form entitled “Option to Elect Repayment” on this Global Note duly completed to the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Global Note and form duly completed are received at the Trustee’s office, by such fifth Business Day. Effective exercise of the repayment option by the Holder of any Note of this Series shall be irrevocable. No transfer or exchange of any Note of this Series (or, in the event that any Note of this Series is to be repaid in part, such portion of the Note of this Series to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Note of this Series for less than the entire principal amount of the Note of this Series, provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Note of this Series and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note of this Series for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Note of this Series to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Note of this Series (or portion thereof indicated in the “Option to Elect Repayment”) shall become due and payable on                       , at a price equal to           % of the principal amount to be repaid plus accrued and unpaid interest to                               .]

Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Note. If a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Note, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note.

The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Note, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized signatory, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OKLAHOMA GAS AND ELECTRIC
COMPANY

By:

[Name]
[Title]

Dated:	Attest:
[Name]
[Title]

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This Note is one of the Notes of the series
herein designated, described or provided for in
the within-mentioned Indenture.

UMB BANK, N.A., as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT
MIN ACT - _______Custodian____________
(Cust)	(Minor)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN - as joint tenants with right of survivor-

ship and not as tenants in common
State

Additional abbreviations may also be used

though not in the above list.

__________________

FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

______________________________________
the within note and all rights thereunder, hereby
irrevocably constituting and appointing attorney
to transfer said note on the books of the
Company, with full power of substitution in the
premises.

Dated

_____________________________________
NOTICE: The signature to this assignment must

correspond with the name as written upon the

face of the within instrument in every particular,

without alteration or enlargement or any change

whatever.

Signature Guaranteed By:

______________________________________(Name of Eligible Guarantor Institution as
defined by SEC Rule 17 Ad-15 (17 CFR 240.17
Ad-15))

By:

Name:
Title:

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